EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name W.D. Von Gonten & Co., to references to W.D. Von Gonten & Co. as independent petroleum engineers, to the inclusion of information contained in our report as of December 31, 2011, and to the inclusion of our report as an exhibit in the Annual Report on Form 10-K for the year ended December 31, 2011, of Alta Mesa Holdings, LP.

Yours very truly,

W.D. VON GONTEN & CO.

/s/ W. D. Von Gonten, Jr.

William D. Von Gonten, Jr., P.E.
TX#73244
President

Houston, Texas

March 29, 2012